Exhibit 99.1

Analog Devices Announces Pricing of Tender Offer for Senior Notes

WILMINGTON, Mass.— October 4, 2021 —Analog Devices, Inc. (Nasdaq: ADI) (the “Company”) announced today that it has priced the previously announced cash tender offer for any and all of its outstanding 2.500% Senior Notes due December 2021 (the “2021 Notes”), its outstanding 2.875% Senior Notes due June 2023 (the “June 2023 Notes”), its outstanding 3.125% Senior Notes due December 2023 (the “December 2023 Notes”), its outstanding 3.900% Senior Notes due December 2025 (the “2025 Notes”), its outstanding 4.500% Senior Notes due December 2036 (the “2036 Notes”) and its outstanding 5.300% Senior Notes due December 2045 (the “2045 Notes”, and together with the 2021 Notes, the June 2023 Notes, the December 2023 Notes, the 2025 Notes and the 2036 Notes, the “Notes”). The tender offer is being made on the terms and subject to the conditions set forth in the Offer to Purchase, dated September 28, 2021 (the “Offer to Purchase”) and the related Notice of Guaranteed Delivery attached to the Offer to Purchase (the “Notice of Guaranteed Delivery”). The tender offer is referred to as the “Offer.” The Offer to Purchase and the Notice of Guaranteed Delivery are referred to together as the “Offer Documents.”

The Offer will expire today at 5:00 p.m., New York City time, unless extended or earlier terminated by the Company as described in the Offer Documents (such time and date, as they may be extended, the “Expiration Time”). Holders who validly tender (and do not validly withdraw) their Notes, or who deliver a properly completed and duly executed Notice of Guaranteed Delivery in accordance with the instructions in the Offer to Purchase, will be eligible to receive the Tender Offer Consideration described below and in the Offer Documents.

Certain information regarding the Notes and the pricing for the Offer is set forth in the table below.

Title of Security	CUSIP Number / ISIN	Principal Amount Outstanding	U.S. Treasury Reference Security	Bloomberg Reference Page	Reference Yield	Fixed Spread	Tender Offer Consideration (1), (2)
2.500% Senior Notes due December 2021	032654 AL9 / US032654AL98	$400,000,000	1.250% U.S. Treasury Notes due October 31, 2021	PX3	0.378%	12.5 bps	$1,001.77
2.875% Senior Notes due June 2023	032654 AH8 / US032654AH86	$500,000,000	0.125% U.S. Treasury Notes due May 31, 2023	PX4	0.365%	15 bps	$1,041.39
3.125% Senior Notes due December 2023	032654 AM7 / US032654AM71	$550,000,000	1.375% U.S. Treasury Notes due September 30, 2023	PX4(3)	0.422%	15 bps	$1,053.78
3.900% Senior Notes due December 2025	032654 AJ4 / US032654AJ43	$850,000,000	0.250% U.S. Treasury Notes due August 31, 2025	PX5	0.994%	25 bps	$1,112.13

4.500% Senior Notes due December 2036	032654 AP0 / US032654AP03	$250,000,000	1.250% U.S. Treasury Notes due August 15, 2031	PX1	2.531%	105 bps	$1,239.96
5.300% Senior Notes due December 2045	032654 AK1 / US032654AK16	$400,000,000	2.375% U.S. Treasury Notes due May 15, 2051	PX1	2.940%	90 bps	$1,400.67

(1)	Per $1,000 principal amount.
(2)	The applicable Tender Offer Consideration is calculated on the basis of pricing for the U.S. Treasury Reference Security as of 2:00 p.m., New York City time, on October 4, 2021.
(3)	Formerly located at PX5.

In addition, holders whose Notes are validly tendered pursuant to the Offer (and not validly withdrawn) prior to the Expiration Time will receive accrued and unpaid interest from the last interest payment date to, but not including, the Settlement Date (as defined in the Offer to Purchase) for all Notes tendered pursuant to the Offer (and not validly withdrawn) prior to the Expiration Time, including Notes tendered by Notice of Guaranteed Delivery. The Company expects the Settlement Date to occur on October 5, 2021. Notes tendered by Notice of Guaranteed Delivery (and not validly withdrawn) prior to the Expiration Time and accepted for purchase will be purchased on the third business day after the Expiration Time, which is expected to be October 7, 2021, assuming the Expiration Time is not extended, but payment of accrued interest on such Notes will only be made to, but not including, the Settlement Date.

The Company’s obligation to accept for purchase and to pay for Notes validly tendered pursuant to the Offer (and not validly withdrawn) prior to the Expiration Time is subject to the satisfaction or waiver, in the Company’s discretion, of certain conditions, which are more fully described in the Offer to Purchase, including, among others, the completion of the Company’s previously announced offering of its new senior notes, which is expected to occur immediately prior to the Settlement Date. The complete terms and conditions of the Offer are set forth in the Offer Documents. Holders of the Notes are urged to read the Offer Documents carefully before making any decision with respect to the Offer.

The applicable “Tender Offer Consideration” listed in the table above for each $1,000 principal amount of Notes validly tendered pursuant to the Offer (and not validly withdrawn) prior to the Expiration Time and accepted for purchase pursuant to the Offer was determined in the manner described in the Offer Documents by reference to the fixed spread for the applicable Notes specified in the table above plus the yield based on the applicable bid-side price of the U.S. Treasury Reference Security specified in the table above at 2:00 p.m., New York City time, on October 4, 2021.

The Company has retained D.F. King & Co., Inc. (“D.F. King”) as the tender agent and information agent for the Offer. The Company has retained Barclays Capital Inc., Credit Suisse Securities (USA) LLC and Morgan Stanley & Co. LLC as dealer managers for the Offer.

Holders who would like additional copies of the Offer Documents may call or email the information agent, D.F. King at (800) 549-6864 or adi@dfking.com. Copies of the Offer to Purchase and the Notice of Guaranteed Delivery are also available at the following website: www.dfking.com/adi. Questions regarding the terms of the Offer should be directed to Barclays Capital Inc. at (212) 528-7581 (collect) or (800) 438-3242 (toll-free); Credit Suisse Securities (USA) LLC at (212) 325-7823 (collect) or (800) 820-1653 (toll-free); or Morgan Stanley & Co. LLC at (212) 761-1057 (collect) or (800) 624-1808 (toll-free).

None of the Company, its board of directors, Barclays Capital Inc., Credit Suisse Securities (USA) LLC, Morgan Stanley & Co. LLC, D.F. King or the trustee for the Notes, or any of their respective affiliates, is making any recommendation as to whether holders of the Notes should tender their Notes pursuant to the Offer. Holders must make their own decision as to whether to tender any of their Notes and, if so, the principal amounts of Notes to tender.

This press release is for informational purposes only and shall not constitute an offer to buy or a solicitation of an offer to sell any securities. This press release does not describe all the material terms of the Offers, and no decision should be made by any holder on the basis of this press release. The Offer is being made solely pursuant to the Offer Documents, and this press release must be read in conjunction with the Offer Documents. The Offer Documents contain important information that should be read carefully before any decision is made with respect to the Offers. The Offer is not being made to holders of Notes in any jurisdiction in which the making or acceptance thereof would not be in compliance with the securities, blue sky or other laws of such jurisdiction. In any jurisdiction in which the securities laws or blue sky laws require the Offer to be made by a licensed broker or dealer, the Offer will be deemed to be made on behalf of the Company by Barclays Capital Inc., Credit Suisse Securities (USA) LLC, Morgan Stanley & Co. LLC or one or more registered brokers or dealers that are licensed under the laws of such jurisdiction. If any holder is in any doubt as to the contents of this press release, or the Offer Documents, or the action it should take, it is recommended to seek its own financial and legal advice, including in respect of any tax consequences, immediately from its stockbroker, bank manager, solicitor, accountant, or other independent financial, tax, or legal adviser.

Forward-Looking Statements: This press release contains “forward-looking statements” within the meaning of the federal securities laws. Forward-looking statements address a variety of subjects, including, for example, the timing for completion of the Offer, including the acceptance for purchase of any Notes validly tendered, and the expected Expiration Time and Settlement Date. Statements that are not historical facts, including statements about the Company’s beliefs, plans and expectations, are forward-looking statements. Such statements are based on the Company’s current expectations and are subject to a number of factors and uncertainties, which could cause actual results to differ materially from those described in the forward-looking statements. Forward-looking statements often contain words such as “expect,” “anticipate,” “intend,” “plan,” “believe,” “will,” “estimate,” “would,” “target” and similar expressions, as well as variations or negatives of these words. The following important factors and uncertainties, among others, could cause actual results to differ materially from those described in these forward-looking statements: the risks and uncertainties related to market conditions and satisfaction of customary closing conditions related to the closing of the Company’s offering of new senior notes and the risks and uncertainties described in the Offer Documents. For additional information about other factors that could cause actual results to differ materially from those described in the forward-looking statements, please refer to the Company’s periodic reports and other filings with the Securities and Exchange Commission, including the risk factors contained in the Company’s most recent Quarterly Reports on Form 10-Q and Annual Reports on Form 10-K. Forward-looking statements represent management’s current expectations and are inherently uncertain and are made only as of the date hereof. Except as required by law, the Company does not undertake or assume any obligation to update any forward-looking statements, whether as a result of new information or to reflect subsequent events or circumstances or otherwise.

About Analog Devices, Inc.

Analog Devices, Inc. (NASDAQ: ADI) operates at the center of the modern digital economy, converting real-world phenomena into actionable insight with its comprehensive suite of analog and mixed signal, power management, radio frequency (RF), and digital and sensor technologies. ADI serves 125,000 customers worldwide with more than 75,000 products in the industrial, communications, automotive, and consumer markets. ADI is headquartered in Wilmington, MA.

Contact:

Investor:

Mr. Michael Lucarelli

781-461-3282

investor.relations@analog.com

Media:

Ms. Brittany Stone

917-935-1456

Brittany.Stone@teneo.com